 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

CELL MEDX CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4575 Dean Martin Drive, STE 2206 Las Vegas, NV		89103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(310) 508-9398

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2014, Cell MedX Corp. (formerly Sports Asylum Inc.) (the “Company”) entered into an agreement (the “First Amendment Agreement”) with Jean Arnett and Brad Hargreaves, (collectively, the “Vendors”) to amend the terms to that Technology Purchase Agreement (the “Purchase Agreement”) between the Company and the Vendors for the purchase and sale of a proprietary technology for the treatment of diabetes and related ailments (the “Technology”), dated effective as of October 16, 2014.

The First Amendment Agreement extends the deadline for closing the purchase and sale of the Technology to November 14, 2014. In addition, the First Amendment Agreement provides that, if closing occurs less than 10 days after an information statement (the “Information Statement”) complying with the requirements of Rule 14f-1 of the Securities Exchange Act of 1934, as amended, is filed with the SEC and sent to the Company’s stockholders of record, then Ms. Arnett will be appointed as a director of the Company on closing, and Mr. Hargreaves and Ms. Silina will be appointed as directors of the Company after such 10 period has expired.

The foregoing description of the First Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment Agreement, a copy of which is included as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated August 29, 2014 among Sports Asylum, Inc., Jean Arnett, Brad Hargreaves and XC Velle Institute Inc.(1)
10.2	Technology Purchase Agreement dated October 16, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.(2)
10.3	First Amendment Agreement dated October 28, 2014 to that Technology Purchase Agreement dated October 16, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.
(1) Incorporated by reference from the Form 8-K filed by the Company with SEC on September 5, 2014.
(2) Incorporated by reference from the Form 8-K filed by the Company with SEC on October 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: November 3, 2014	By:	/s/ Frank McEnulty
Name:Frank McEnulty,
Title:Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director